Exhibit 99.1

N / E / W / S R / E / L / E / A / S / E

June 29, 2015

FOR IMMEDIATE RELEASE
For more information, contact:
David L. Ortega, First Vice President/Director of Investor Relations
765-378-8937
http://www.firstmerchants.com/

FIRST MERCHANTS CORPORATION AND AMERIANA BANCORP ANNOUNCE THE SIGNING OF A DEFINITIVE MERGER AGREEMENT
MUNCIE, Ind. & NEW CASTLE, Ind.-June 29, 2015-(BUSINESS WIRE) -First Merchants Corporation (NASDAQ: FRME) and Ameriana Bancorp (NASDAQ: ASBI) today announced they have executed a definitive agreement whereby Ameriana Bancorp will merge with and into First Merchants Corporation, and its wholly owned bank subsidiary, Ameriana Bank, will merge with and into First Merchants Bank, NA.
The merger agreement provides that shareholders of Ameriana Bancorp will have the right to exchange each Ameriana Bancorp common share held for 0.9037 shares of First Merchants’ common stock. Based on the closing price of First Merchants’ common stock on June 26, 2015 of $25.13, the transaction value is approximately $68.8 million, with an implied price per share of Ameriana Bancorp common stock of $22.71.
The transaction is expected to be completed in the fourth quarter of 2015, subject to the approval of Ameriana Bancorp shareholders, regulatory approvals, and other customary closing conditions. The combined financial institutions, which will do business as First Merchants Bank, expect to complete the integration during the second quarter of 2016.
Ameriana Bancorp had assets of approximately $483 million, loans of $325 million and deposits of $391 million as of March 31, 2015. Based upon current financials, First Merchants and Ameriana Bancorp will have combined assets of $6.4 billion and will remain the second largest financial holding company headquartered in Indiana. The combined company will have 126 banking offices in twenty-seven Indiana counties, as well as two counties in both Ohio and Illinois.
Michael C. Rechin, President and Chief Executive Officer of First Merchants, said, “Like First Merchants, Ameriana Bank has a deep-rooted commitment to community banking and we are excited to welcome Ameriana to the First Merchants family. The addition of Ameriana Bank supports our goal of becoming a more efficient, higher performing company. With the addition of significant deposits in Henry and Madison counties, First Merchants will hold the lead market share position. Our partnership will add new neighboring communities of Greenfield, New Palestine, New Castle, Knightstown and Morristown. The merger will also add five locations to our thirteen banking centers in Hamilton County, the fastest growing Indiana market.”
Rechin also added, “Management expects this combination to be mutually beneficial to First Merchants and Ameriana Bancorp shareholders. We anticipate earnings per share accretion in the first full year of combination and beyond through identified operating efficiencies and branch overlap of approximately fifty-five percent, resulting in a tangible book value earn-back of four years.”
Ameriana Bank, led by Chief Executive Officer, Jerome J. Gassen, has served the banking needs of Central Indiana customers as competitors of First Merchants for many years. Mr. Gassen stated, “We are excited about the opportunity to become part of the First Merchants family, and we believe First Merchants was the best choice for our collective stakeholders. First Merchants’ size, broad array of commercial and wealth management products, banking expertise and strong capital position offer us the ability to further capitalize on opportunities in Indianapolis, while continuing to offer exceptional customer service throughout Central Indiana. First Merchants will build on our shared dedication to community involvement and service excellence, as well as offer larger commercial credits, which drives greater economic and community development efforts.”
First Merchants was assisted in the transaction by Keefe, Bruyette & Woods, Inc., and Bingham Greenebaum Doll LLP served as legal counsel.
River Branch Capital advised Ameriana Bancorp’s board of directors in this transaction, and Kilpatrick Townsend & Stockton LLP served as legal advisor to Ameriana Bancorp.

CONFERENCE CALL
First Merchants Corporation will conduct its Second Quarter 2015 Earnings conference call and web cast to discuss its Second Quarter Earnings and the pending acquisition of Ameriana Bancorp at 2:30 p.m. (ET) on Thursday, July 23, 2015.
To participate, dial (Toll Free) 877-507-0578 and reference First Merchants Corporation’s second quarter earnings. International callers please call +1 412-317-1073. To access a replay of the call, US participants should dial (Toll Free) 877-344-7529 or for International participants, dial +1 412-317-0088. The replay passcode is 10068128.
In order to view the web cast and presentation slides, please go to http://services.choruscall.com/links/frme150723.html during the time of the call. A replay of the call will be available until July 23, 2016.

ADDITIONAL INFORMATION
Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed merger will be submitted to Ameriana Bancorp shareholders for their consideration. In connection with the proposed merger, First Merchants will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement for Ameriana Bancorp and a Prospectus of First Merchants, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. Once filed, you may obtain a free copy of the Proxy Statement/Prospectus, when it becomes available, as well as other filings containing information about First Merchants at the SEC’s Web Site (http://www.sec.gov). You may also obtain these documents, free of charge, by accessing First Merchants’ Web site (http://www.firstmerchants.com) under the tab “Investors,” then under the heading “Financial Information,” and finally under the link “SEC Filings.”
Ameriana Bancorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Ameriana Bancorp in connection with the proposed Merger. Information about the directors and executive officers of First Merchants is set forth in the proxy statement for First Merchants’ 2015 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 25, 2015. Information about the directors and executive officers of Ameriana Bancorp is set forth in the proxy statement for Ameriana Bancorp’s 2015 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 17, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS
This press release and the related conference call contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”,

“could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger (the “Merger”) between First Merchants Corporation (“First Merchants”) and Ameriana Bancorp (“Ameriana Bancorp”), including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits, whether with respect to the Merger or otherwise.
These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of the First Merchants and Ameriana Bancorp will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory and shareholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of First Merchants to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with First Merchants’ business; and other risks and factors identified in each of First Merchants’ and Ameriana Bancorp’s filings with the Securities and Exchange Commission. Neither First Merchants nor Ameriana Bancorp undertakes any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or press release. In addition, First Merchants’ and Ameriana Bancorp’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

First Merchants Corporation
David Ortega, First Vice President/Director of Investor Relations, 765.378.8937
or
Ameriana Bancorp
Jerome J. Gassen, Chief Executive Officer, 765.521.7502

Source: First Merchants Corporation and Ameriana Bancorp

AMERIANA BANCORP TRANSACTION FACT SHEET

Pro Forma Geographic Footprint

FRME
ASBI (14)
Tipton
Elwood
Alexandria
Frankton
Arcadia
Muncie
Sheridan
Cicero
Daleville
Lebanon
Westfield
Edgewood Village
Noblesville
INDIANA
Carmel
Pendleton
Zionsville
Fishers
Fall Creek
Fortville
Shirley
Lawrence
Cumberland
Greenfield
Knightstown
Carthage
Speedway
MARION
Indianapolis
Beech Grove
RUSH
Friendswood
Mooresville
Greenwood
Bargersville
Whiteland
Franklin
Franchise Overlap
Proximity Branches % of Deposits(3)
1 Mile 7 31.0%
3 Miles 9 35.8%
5 Miles 9 35.8%

Transaction Highlights

Transaction Pricing:[1]

Aggregate Deal Value:	$68.7 million
Price / Tangible Book Value:	168%
Price / LTM EPS	31.6x
Price / LTM EPS + Cost Saves	8.0x

Pro Forma Impact

2016 EPS Accretion	1%
2017 EPS Accretion	3% - 4%
Tangible Book Value Dilution at close	(2)%
Tangible Book Value Earnback[2]	4 years

Key Financial Model Assumptions

- Cost savings of $9.8 million pre-tax, or 57% of non-interest expense; 66% phased in 2016
- 6-8 anticipated branch consolidations
- Gross loan mark of $11.3 million, or 3.4% of loans, $4.8 million is accreted back through income over 4 years
- TruPS interest rate mark of ~$2.6 million, or 25%
- Pre-closing, after-tax charges of $7 million
- Closing expected in Q4 2015

Ameriana Bancorp Historical Financial Highlights[4]

(dollars in thousands)	2012 FY 12/31/12	2013 FY 12/31/13	2014 FY 12/31/14	2015 YTD 3/31/15
Balance Sheet ($000s)				
Total Assets	$445,763	$458,604	$472,818	$482,680
Total Gross Loans	318,241	316,028	320,348	324,620
Total Deposits	356,703	362,701	378,947	390,577
Total Equity	36,546	37,713	41,052	41,588
Profitability (%)				
Net Income ($000s)	$1,840	$2,187	$2,366	$502
ROAA	0.41	0.49	0.50	0.42
ROAE	5.18	5.91	6.04	4.86
Net Interest Margin (FTE)	3.72	3.63	3.69	3.40
Efficiency Ratio (FTE)	78.2	80.4	82.1	82.9
Balance Sheet Ratios / Capital (%)				
Loans/ Deposits	89.0	87.1	84.4	82.9
Tangible Common Equity/ Tang Assets	7.9	8.0	8.4	8.4
Tier 1 Ratio	13.1	13.9	14.6	14.3
Total Risk Based Capital Ratio	14.4	15.2	15.9	15.5
Leverage Ratio	9.4	9.6	9.7	9.9
Asset Quality (%)[5]				
NPLs/ Loans	5.35	4.70	3.36	3.33
NPAs/ Assets	5.24	4.36	3.68	3.60
NCOs/ Avg Loans	0.33	0.31	0.13	0.03
Reserves/ Loans	1.33	1.26	1.22	1.23
Per Share Data ($)				
Tangible Book Value Per Share	$11.78	$12.18	$13.19	$13.35
Earnings Per Share	0.62	0.73	0.79	0.17
Common Dividends Declared Per Share	0.04	0.04	0.08	0.04

Source: SNL Financial.

(1) Reflects pricing based on FRME closing price on 6/24/15 of $24.84.
(2) Defined as the number of years for pro forma tangible book value per share to exceed standalone projected tangible book value per share, inclusive of all restructuring charges
(3) As of June 30, 2014 deposit overlap define as overlapping Ameriana deposits divided by total Ameriana deposits.
(4) Reflects GAAP financial information for Ameriana Bancorp.
(5) NPLs include nonaccrual loans, loans 90+ days past due and TDRs. NPAs include NPLs and OREO.